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                                                                   EXHIBIT 11

May 1, 2001

St. Paul Venture Capital VI, LLC
10400 Viking Drive, Suite 550
Eden Prairie, Minnesota  55344

Re:  Select Comfort Corporation

Ladies and Gentlemen:

         This letter will serve to confirm our agreement and understanding with you that each of the undersigned agrees on behalf of itself and its heirs, beneficiaries, successors or assigns, to vote, or to cause its respective Transferees (as defined below) to vote, at the next annual or special meeting of shareholders of Select Comfort Corporation (the "Company") all shares of the Company's common stock now owned or hereafter acquired of record or beneficially by the undersigned, or its Transferees, as the case may be (collectively, the "Shares"), in favor of the proposal to approve the issuance of up to $12 million principal amount of convertible debentures, convertible at any time at the option of the holders into shares of the Company's common stock, and warrants to purchase shares of the Company's common stock, for purposes of Rule 4350 of the National Association of Securities Dealers, Inc. (the "Nasdaq Proposal"). As used herein, "Transferee" shall mean any person or entity to whom any of the undersigned transfers or assigns any of its Shares; provided, however, that, if any of the undersigned sell Shares in the public market, in compliance with the manner of sale requirements set forth in the first sentence of paragraph (f) of Rule 144 adopted under the Securities Act of 1933, to a person or entity that is an unaffiliated third party, such person or entity shall not be deemed to be a "Transferee" and shall not be subject to the provisions of this letter agreement.

         Notwithstanding any of the foregoing, the undersigned shall retain at all times the right to vote their respective Shares in their sole discretion on all other matters which are, at any time and from time to time, presented for a vote to the Company's shareholders generally.

         To secure the undersigned's obligations to vote their respective Shares in accordance with the first paragraph of this letter agreement, each of the undersigned hereby appoints Patrick A. Hopf and James R. Simons, or either of them, from time to time, or his/her designees, as such person's true and lawful proxy and attorney, each with the power to act alone and with full power of substitution, to vote all of the Shares in the manner set forth in the first paragraph of this letter agreement if, and only if, such person fails to vote all of such person's Shares in accordance with the provisions of the first paragraph of this letter agreement for any reason whatsoever. The proxy and power granted by each of the undersigned pursuant to this letter agreement are coupled with an interest and are given to secure the performance of such person's duties under this letter agreement. Each such proxy will be irrevocable for the term hereof. The proxy, so long as any of the undersigned is an individual, will survive the death, incompetency and disability of such person or any other individual holder of Shares and, so long as any of the undersigned is an entity, will survive the merger or dissolution of such person or any other entity holding any Shares.

          Upon St. Paul's request, each of the undersigned agrees that each certificate evidencing the Shares subject to the provisions of this letter agreement shall, during the term of this letter agreement,

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be endorsed with a legend notifying the holder thereof of the existence of this letter agreement. No such Shares shall be transferred to a Transferee without the endorsement on each certificate issued upon such transfer of such legend, and a stop order shall be placed with the Company's transfer agent to such effect.

         The provisions of this letter agreement shall be binding as to each signatory hereto immediately upon the execution and delivery to the addressee of a counterpart of this letter agreement, regardless of whether it shall have been executed by any other party named hereon, and shall terminate upon the earlier of: (i) the approval by the Company's shareholders of the Nasdaq Proposal; or (ii) October 31, 2001.

         Each of the undersigned understands and agrees that a breach of the terms and conditions of this letter agreement will cause you irreparable harm which cannot be reasonably or adequately compensated by receipt of money damages at law, and that you may, in your sole discretion, apply to any court of law or equity or competent jurisdiction for specific enforcement, injunctive relief and/or other equitable remedies to prevent or remedy a breach of this letter agreement or any part hereof. All rights and remedies herein provided are cumulative and not exclusive of any remedy provided by law or by equity.

         The terms and conditions of this letter agreement shall inure to the benefit of and be binding upon and be enforceable by the respective heirs, successors and assigns of the undersigned (including without limitation each Transferee) and you. This letter agreement shall be governed by and construed in accordance with, the laws of the State of Minnesota. This letter agreement constitutes the entire understanding and agreement of the undersigned and you with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, among the undersigned and you with respect hereto. This letter agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         If the foregoing correctly sets forth our agreement and understanding, please sign the enclosed copy of this letter in the space provided.

                                       Very truly yours,

                                       CONSUMER VENTURE PARTNERS II, L.P.

                                       By:  Consumer Venture Associates II, L.P.
                                       Its: General Partner


                                       /s/ CHRISTOPHER P. KIRCHEN
                                       ------------------------------------
                                       Christopher P. Kirchen
                                       General Partner

   [SIGNATURE PAGE TO VOTING AGREEMENT AMONG ST. PAUL VENTURE CAPITAL VI, LLC,
     SELECT COMFORT CORPORATION AND CERTAIN STOCKHOLDERS OF SELECT COMFORT]

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                                       CHERRY TREE VENTURES IV LIMITED
                                         PARTNERSHIP


                                       By:   /s/ GORDON F. STOFER
                                           ----------------------------------
                                       Its:  Managing General Partner
                                           ----------------------------------


   [SIGNATURE PAGE TO VOTING AGREEMENT AMONG ST. PAUL VENTURE CAPITAL VI, LLC,
     SELECT COMFORT CORPORATION AND CERTAIN STOCKHOLDERS OF SELECT COMFORT]

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                                       NORWEST EQUITY PARTNERS V
                                       By:  Itasca Partners V


                                       /s/ JOHN P. WHALEY
                                       --------------------------------------
                                       Partner

                                       Number of shares:     329,277
                                                         ----------------


   [SIGNATURE PAGE TO VOTING AGREEMENT AMONG ST. PAUL VENTURE CAPITAL VI, LLC,
     SELECT COMFORT CORPORATION AND CERTAIN STOCKHOLDERS OF SELECT COMFORT]

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                                       NORWEST EQUITY PARTNERS IV
                                       By:  Itasca Partners


                                       /s/ JOHN P. WHALEY
                                       --------------------------------------
                                       Partner

                                       Number of shares:     597,053
                                                         ---------------

   [SIGNATURE PAGE TO VOTING AGREEMENT AMONG ST. PAUL VENTURE CAPITAL VI, LLC,
     SELECT COMFORT CORPORATION AND CERTAIN STOCKHOLDERS OF SELECT COMFORT]

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                                       /s/ ERWIN A. KELEN
                                       -------------------------------------
                                       Erwin A. Kelen

                                       Number of shares: 240,000 in various
                                                         accounts
                                                         -------------------

   [SIGNATURE PAGE TO VOTING AGREEMENT AMONG ST. PAUL VENTURE CAPITAL VI, LLC,
     SELECT COMFORT CORPORATION AND CERTAIN STOCKHOLDERS OF SELECT COMFORT]

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AGREED TO AND ACCEPTED:


ST. PAUL VENTURE CAPITAL VI, LLC

By:  SPVC Management VI, LLC
Its: Managing Member


/s/  PATRICK A. HOPF
-----------------------------------
Patrick A. Hopf
Managing Director


SELECT COMFORT CORPORATION


By:   /s/ MARK A. KIMBALL
    -------------------------------
Its:  Senior Vice President
    -------------------------------

   [SIGNATURE PAGE TO VOTING AGREEMENT AMONG ST. PAUL VENTURE CAPITAL VI, LLC,
     SELECT COMFORT CORPORATION AND CERTAIN STOCKHOLDERS OF SELECT COMFORT]